Exhibit 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-8 of our report dated January 19, 2001 on the consolidated financial statements of PMC-Sierra, Inc. appearing in the Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 31, 2000, and of our report dated July 19, 2001 on the financial statements of Datum Telegraphic Inc. appearing in the Current Report on From 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000.

/s/ DELOITTE & TOUCHE LLP


Vancouver, British Columbia
January 22, 2002